Exhibit 99.1

FedEx Reports Higher Full-Year Diluted EPS of $17.21

and Adjusted Diluted EPS of $17.80

Introduces Fiscal 2025 Outlook, Including $2.2 Billion of DRIVE Cost Savings

Conducting an Assessment of the Role of FedEx Freight in Value-Creation Plans

Returned $3.8 Billion to Stockholders Through Stock Repurchases

and Dividends During Fiscal 2024

MEMPHIS, Tenn., June 25, 2024 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2024		Fiscal 2023
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.1 billion	$22.1 billion	$21.9 billion	$21.9 billion
Operating income	$1.56 billion	$1.87 billion	$1.50 billion	$1.77 billion
Operating margin	7.0%	8.5%	6.9%	8.1%
Net income	$1.47 billion	$1.34 billion	$1.54 billion	$1.25 billion
Diluted EPS	$5.94	$5.41	$6.05	$4.94

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2024		Fiscal 2023
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plans accounting adjustments	($1.72)	($1.69)	($1.94)	($1.92)
Business optimization costs	0.67	1.77	0.28	0.81
Goodwill and other asset impairment charges	0.48	0.48	0.38	0.38
Remeasurement of state deferred income taxes under one FedEx structure	0.22	0.21	—	—
FedEx Ground legal matters	(0.18)	(0.17)	0.10	0.10
Business realignment costs	—	—	0.06	0.11

Fourth quarter revenue increased modestly versus the prior year period. Operating income and margin improved, reflecting lower structural costs as the company continued to execute on its DRIVE program.

“We made significant progress in fiscal 2024 and ended the year strong, delivering four consecutive quarters of expanding operating income and margin in a challenging revenue environment,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “These results are unprecedented in this current environment, reflecting our continued execution of our DRIVE initiatives and our resolve to transform FedEx while we deliver outstanding service to our customers. We expect this momentum to continue in fiscal 2025 as we advance our efforts to create the world’s most flexible, efficient, and intelligent network.”

FedEx Ground operating results increased due to reduced structural costs resulting from DRIVE initiatives, increased yield, lower self-insurance costs, and growth in ground commercial volume.

FedEx Freight operating results increased due to higher yield and effective cost management. FedEx Freight has announced plans to further optimize its operations and match capacity with demand through the planned permanent closure of seven facilities.

FedEx Express operating results declined primarily due to lower international yields, partially offset by reduced structural costs from DRIVE initiatives and higher U.S. domestic package yields. During the quarter, FedEx Express permanently retired certain aircraft and related engines as part of its fleet modernization program.

Fourth quarter results include a noncash impairment charge of $157 million ($0.48 per diluted share) from the decision to permanently retire 22 Boeing 757-200 aircraft and seven related engines as the company continues to modernize its air fleet, improve its global network efficiency, and better align air network capacity with current and anticipated demand. Last year's fourth quarter results included a noncash impairment charge of $70 million ($0.21 per diluted share) from the decision to permanently retire 18 aircraft and 34 related engines, and $47 million ($0.17 per diluted share) of goodwill and other asset impairment charges related to the ShopRunner acquisition.

Fourth quarter results include an income tax expense of $54 million ($0.22 per diluted share) from the remeasurement of U.S. state deferred income tax balances related to the merger of FedEx Ground and FedEx Services into Federal Express Corporation. Last year's fourth quarter results included a tax expense of $46 million ($0.18 per diluted share) from a revaluation of certain foreign tax assets.

Full-Year Results

For the full fiscal year, FedEx Corp. reported the following consolidated results (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2024		Fiscal 2023
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$87.7 billion	$87.7 billion	$90.2 billion	$90.2 billion
Operating income	$5.56 billion	$6.24 billion	$4.91 billion	$5.37 billion
Operating margin	6.3%	7.1%	5.4%	6.0%
Net income	$4.33 billion	$4.48 billion	$3.97 billion	$3.84 billion
Diluted EPS	$17.21	$17.80	$15.48	$14.96

Capital spending for fiscal 2024 was $5.2 billion, down 16% from $6.2 billion in fiscal 2023.

Capital Returns

During fiscal 2024, FedEx returned approximately $3.8 billion to stockholders through the combination of $2.5 billion of stock repurchases and $1.3 billion of dividend payments. Repurchases during fiscal 2024 totaled approximately 9.8 million shares or 3.9% of the shares outstanding at the beginning of the year, and increased fourth quarter and full-year earnings by $0.21 and $0.34 per share, respectively. As of May 31, 2024, $5.1 billion remained under the existing stock repurchase authorizations.

For fiscal 2025, FedEx expects to repurchase $2.5 billion of FedEx common stock, including $1.0 billion during the first fiscal quarter, and previously announced a 10% increase ($0.48 per share) in the annual dividend rate on its common stock to $5.52 per share.

“As we advance our transformation, we continue to focus on reducing structural costs and lowering the capital intensity of the business,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “Improved earnings and enhanced capital discipline enabled us to return $3.8 billion to stockholders during fiscal 2024 while prudently investing in our business and maintaining a strong balance sheet.”

Outlook

FedEx is unable to forecast the fiscal 2025 MTM retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2025 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission (SEC). It is reasonably possible that the fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on fiscal 2025 consolidated financial results and ETR.

For fiscal 2025, FedEx is forecasting:

•
A low-to-mid single-digit percent revenue growth year over year;

•
Earnings per diluted share of $18.25 to $20.25 before the MTM retirement plans accounting adjustments and $20.00 to $22.00 after also excluding costs related to business optimization initiatives;
•
Permanent cost reductions from the DRIVE transformation program of $2.2 billion;
•
ETR of approximately 24.5% prior to the MTM retirement plans accounting adjustments; and
•
Capital spending of $5.2 billion, with a priority on investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse economic or geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

With the recent completion of the FY25 planning process, FedEx has turned its focus to the next phase of its long-term stockholder value-creation plans. As a part of this work, FedEx management and Board of Directors are conducting an assessment of the role of FedEx Freight in the company’s portfolio structure and potential steps to further unlock sustainable shareholder value. The company is committed to completing this review thoroughly and deliberately, by the end of the calendar year. FedEx will conduct this assessment while continuing to focus on customers, team members, and the safety of its operations.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 25, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and

Exchange Commission filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, the optimization of our network through Network 2.0, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and optimize our network through Network 2.0, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; damage to our reputation or loss of brand equity; our ability to adjust our air network to remove costs related to services currently provided to the U.S. Postal Service ("USPS") under the contract for Federal Express Corporation to provide the USPS domestic transportation services, or a decision by the USPS to terminate the agreement early; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the impact of a widespread outbreak of an illness or any other communicable disease or public health crises; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and levels of inventory restocking; passenger airline cargo capacity; evolving or new

U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Caitlin Adams Maier 901-434-8100

Investor Contact: Jeni Hollander 901-818-7200

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2024 and Fiscal 2023 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2024 and 2023 consolidated operating income and margin, net income and diluted earnings per share; adjusted fourth quarter and adjusted full-year fiscal 2024 and 2023 FedEx Express segment operating income and margin; and adjusted fourth quarter and adjusted full-year fiscal 2024 FedEx Ground segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•
MTM retirement plans accounting adjustments in fiscal 2024 and 2023;
•
Business optimization costs incurred in fiscal 2024 and 2023;
•
Goodwill and other asset impairment charges incurred in fiscal 2024 and 2023;
•
Remeasurement of state deferred income taxes under the one FedEx structure in fiscal 2024;
•
Insurance recoveries related to a FedEx Ground legal matter received in fiscal 2024, and costs related to a separate FedEx Ground legal matter incurred in fiscal 2023; and
•
Business realignment costs incurred in fiscal 2023.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in fiscal 2024 and fiscal 2023. These costs were primarily related to professional services and severance. Additionally, we incurred costs associated with our business realignment activities in connection with the FedEx Express workforce reduction plan in Europe announced in January 2021 in fiscal 2023.

Costs related to business optimization initiatives and business realignment activities, as well as MTM retirement plans accounting adjustments, goodwill and other asset impairment charges, costs related to a FedEx Ground legal matter, and insurance recoveries related to accrued pre- and post-judgment interest incurred in connection with a separate FedEx Ground legal matter in fiscal 2022 are excluded from our fourth quarter and full-year fiscal 2024 and 2023 consolidated and FedEx Express and FedEx Ground segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses. The charges incurred in connection with a FedEx Ground legal matter in fiscal 2023 are extraordinary in nature and do not represent a recurring expense arising in our ordinary course of business.

An income tax expense related to the remeasurement of U.S. state deferred income tax balances in connection with the merger of FedEx Ground and FedEx Services into Federal Express Corporation pursuant to our one FedEx consolidation is excluded from our fourth quarter and full-year fiscal 2024 consolidated non-GAAP financial measures because it results from the non-recurring impact of the one FedEx consolidation on our overall deferred tax position, which accumulated over many prior reporting periods. The adjustment to our fourth quarter and full-year fiscal 2024 consolidated financial measures includes only the transitional impact related to the one FedEx consolidation.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2025 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2025 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2025 MTM retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2025. Our fiscal 2025 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2025 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2025 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2025 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2025 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2025 consolidated financial results and ETR.

The table included below titled “Fiscal 2025 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2025 EPS forecast, other than the MTM retirement plans accounting adjustments.

Fourth Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,555	7.0%	$554	$1,474	$5.94
MTM retirement plans accounting adjustment[4]	—	—	(135)	(426)	(1.72)
Business optimization costs[5]	218	1.0%	51	166	0.67
Asset impairment charges[6]	157	0.7%	37	120	0.48
Remeasurement of state deferred income taxes under one FedEx structure[7]	—	—	(54)	54	0.22
FedEx Ground legal matter[7]	(57)	(0.3%)	(13)	(44)	(0.18)
Non-GAAP measure	$1,873	8.5%	$440	$1,344	$5.41

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$201	1.9%
Asset impairment charges	157	1.5%
Business optimization costs	69	0.7%
Non-GAAP measure	$427	4.1%

FedEx Ground Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,104	13.0%
Business optimization costs	33	0.4%
Non-GAAP measure	$1,137	13.4%

Full-Year Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share[1]
GAAP measure	$5,559	6.3%	$1,505	$4,331	$17.21
MTM retirement plans accounting adjustment[4]	—	—	(135)	(426)	(1.69)
Business optimization costs[5]	582	0.7%	137	444	1.77
Asset impairment charges[6]	157	0.2%	37	120	0.48
Remeasurement of state deferred income taxes under one FedEx structure[7]	—	—	(54)	54	0.21
FedEx Ground legal matter[7]	(57)	(0.1%)	(13)	(44)	(0.17)
Non-GAAP measure	$6,241	7.1%	$1,477	$4,479	$17.80

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[1]
GAAP measure	$776	1.9%
Asset impairment charges	157	0.4%
Business optimization costs	143	0.4%
Non-GAAP measure	$1,076	2.6%

FedEx Ground Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$4,049	11.8%
Business optimization costs	108	0.3%
Non-GAAP measure	$4,157	12.1%

Fourth Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1,2]	Income[3]	Per Share[1]
GAAP measure	$1,503	6.9%	$590	$1,538	$6.05
MTM retirement plans accounting adjustment[4]	—	—	(157)	(493)	(1.94)
Goodwill and other asset impairment charges[8]	117	0.5%	19	98	0.38
Business optimization costs[7]	93	0.4%	22	71	0.28
FedEx Ground legal matter[7]	35	0.2%	9	26	0.10
Business realignment costs[6]	19	0.1%	5	14	0.06
Non-GAAP measure	$1,767	8.1%	$487	$1,254	$4.94

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$430	4.1%
Asset impairment charges	70	0.7%
Business realignment costs	19	0.2%
Non-GAAP measure	$519	5.0%

Full-Year Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share
GAAP measure	$4,912	5.4%	$1,391	$3,972	$15.48
MTM retirement plans accounting adjustment[4]	—	—	(157)	(493)	(1.92)
Business optimization costs[9]	273	0.3%	64	209	0.81
Goodwill and other asset impairment charges[8]	117	0.1%	19	98	0.38
Business realignment costs[6]	36	—	9	27	0.11
FedEx Ground legal matter[7]	35	—	9	26	0.10
Non-GAAP measure	$5,373	6.0%	$1,335	$3,839	$14.96

Full-Year Fiscal 2023 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,064	2.5%
Asset impairment charges	70	0.2%
Business realignment costs	36	0.1%
Business optimization costs	11	—
Non-GAAP measure	$1,181	2.8%

Fiscal 2025 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments (non-GAAP)[10]		$18.25 to $20.25

Business optimization costs	$560
Income tax effect[2]	(130)
Net of tax effect	$430	1.75

Earnings per diluted share with adjustments (non-GAAP)[10]		$20.00 to $22.00

Notes:

1 – Does not sum to total due to rounding.

2 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.

5 – These expenses were recognized at FedEx Corporate, FedEx Express, and FedEx Ground.

6 – These expenses were recognized at FedEx Express.

7 – These amounts were recognized at FedEx Corporate.

8 – Asset impairment charges were recognized at FedEx Express and FedEx Dataworks.

The charges recognized at FedEx Dataworks are related to the ShopRunner acquisition. Goodwill impairment charges recognized at FedEx Dataworks are not deductible for income tax purposes.

9 – These expenses were recognized at FedEx Corporate and FedEx Express.

10 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2024

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Revenue:
FedEx Express segment	$10,417	$10,407	0	$40,857	$42,743	(4)
FedEx Ground segment	8,494	8,296	2	34,256	33,507	2
FedEx Freight segment	2,306	2,269	2	9,082	9,632	(6)
FedEx Services segment	59	76	(22)	260	301	(14)
Other and eliminations[1]	833	882	(6)	3,238	3,972	(18)
Total Revenue	22,109	21,930	1	87,693	90,155	(3)
Operating Expenses:
Salaries and employee benefits	7,650	7,551	1	30,961	31,019	—
Purchased transportation	5,145	4,956	4	20,921	21,790	(4)
Rentals and landing fees	1,137	1,179	(4)	4,571	4,738	(4)
Depreciation and amortization	1,104	1,075	3	4,287	4,176	3
Fuel	1,141	1,144	—	4,710	5,909	(20)
Maintenance and repairs	809	782	3	3,291	3,357	(2)
Goodwill and other asset impairment charges[2]	157	117	34	157	117	34
Business optimization and realignment costs[3]	218	112	95	582	309	88
Other[4]	3,193	3,511	(9)	12,654	13,828	(8)
Total Operating Expenses	20,554	20,427	1	82,134	85,243	(4)
Operating Income (Loss):
FedEx Express segment	201	430	(53)	776	1,064	(27)
FedEx Ground segment	1,104	1,004	10	4,049	3,140	29
FedEx Freight segment	506	448	13	1,814	1,925	(6)
Corporate, other, and eliminations[1]	(256)	(379)	(32)	(1,080)	(1,217)	(11)
Total Operating Income	1,555	1,503	3	5,559	4,912	13
Other (Expense) Income:
Interest, net	(96)	(105)	(9)	(375)	(496)	(24)
Other retirement plans income (expense)[5]	602	750	(20)	722	1,054	(31)
Other, net	(33)	(20)	65	(70)	(107)	(35)
Total Other (Expense) Income	473	625	(24)	277	451	(39)
Income Before Income Taxes	2,028	2,128	(5)	5,836	5,363	9
Provision for Income Taxes[6]	554	590	(6)	1,505	1,391	8
Net Income	$1,474	$1,538	(4)	$4,331	$3,972	9
Diluted Earnings Per Share	$5.94	$6.05	(2)	$17.21	$15.48	11
Weighted Average Common and Common Equivalent Shares	248	254	(2)	251	256	(2)
Capital Expenditures	$1,202	$1,754	(31)	$5,176	$6,174	(16)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

2 – Includes asset impairment charges of $157 million at the FedEx Express segment associated with the decision to permanently retire certain aircraft and related engines for the fourth quarter and full year of fiscal 2024. Also includes goodwill and other asset impairment charges of $70 million at the FedEx Express segment associated with the decision to permanently retire certain aircraft and related engines for the fourth quarter and full year of fiscal 2023 and $47 million at the FedEx Dataworks operating segment for the fourth quarter and full year of fiscal 2023.

3 – Includes business optimization costs associated with our business optimization strategy announced in 2023 of $218 million in the fourth quarter and $582 million for the full year of fiscal 2024, and $93 million in the fourth quarter and $273 million for the full year of fiscal 2023. Also includes business realignment costs associated with the workforce reduction plan in Europe of $19 million for the fourth quarter and $36 million for the full year of fiscal 2023.

4 – Includes $57 million for the fourth quarter and full year of fiscal 2024 in connection with insurance recoveries related to a FedEx Ground legal matter, and $35 million for the fourth quarter and full year of fiscal 2023 in connection with a separate legal matter involving FedEx Ground.

5 – Includes a $561 million MTM adjustment for the fourth quarter and full year of fiscal 2024 and a $650 million MTM adjustment for the fourth quarter and full year of fiscal 2023.

6 – Includes $54 million for the fourth quarter and full year of fiscal 2024 associated with the remeasurement of state deferred income taxes under the one FedEx structure.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2024

(In millions)

(Unaudited)

	Year Ended May 31,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$6,501	$6,856
Receivables, less allowances	10,087	10,188
Spare parts, supplies, and fuel, less allowances	614	604
Prepaid expenses and other	1,005	962
Total current assets	18,207	18,610
Property and Equipment, at Cost	84,391	80,624
Less accumulated depreciation and amortization	42,900	39,926
Net property and equipment	41,491	40,698
Other Long-Term Assets
Operating lease right-of-use assets, net	17,115	17,347
Goodwill	6,423	6,435
Other assets	3,771	4,053
Total other long-term assets	27,309	27,835
	$87,007	$87,143
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$68	$126
Accrued salaries and employee benefits	2,673	2,475
Accounts payable	3,189	3,848
Operating lease liabilities	2,463	2,390
Accrued expenses	4,962	4,747
Total current liabilities	13,355	13,586
Long-Term Debt, Less Current Portion	20,135	20,453
Other Long-Term Liabilities
Deferred income taxes	4,482	4,489
Pension, postretirement healthcare, and other benefit obligations	2,010	3,130
Self-insurance accruals	3,701	3,339
Operating lease liabilities	15,053	15,363
Other liabilities	689	695
Total other long-term liabilities	25,935	27,016
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,988	3,769
Retained earnings	38,649	35,259
Accumulated other comprehensive loss	(1,359)	(1,327)
Treasury stock, at cost	(13,728)	(11,645)
Total common stockholders' investment	27,582	26,088
	$87,007	$87,143

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2024

(In millions)

(Unaudited)

	Year Ended May 31,
	2024	2023
Operating Activities:
Net income	$4,331	$3,972
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,287	4,176
Retirement plans mark-to-market adjustments	(561)	(650)
Goodwill and other asset impairment charges	157	117
Business optimization and realignment costs/(payments), net	26	23
Other, net	3,503	4,350
Changes in operating assets and liabilities, net	(3,431)	(3,140)
Net cash provided by operating activities	8,312	8,848
Investing Activities:
Capital expenditures	(5,176)	(6,174)
Purchase of investments	(176)	(84)
Proceeds from sale of investments	38	—
Proceeds from asset dispositions and other	114	84
Net cash used in investing activities	(5,200)	(6,174)
Financing Activities:
Principal payments on debt	(147)	(152)
Proceeds from stock issuances	491	231
Dividends paid	(1,259)	(1,177)
Purchase of treasury stock	(2,500)	(1,500)
Other, net	(11)	1
Cash used in financing activities	(3,426)	(2,597)
Effect of exchange rate changes on cash	(41)	(118)
Net decrease in cash and cash equivalents	(355)	(41)
Cash and cash equivalents at beginning of period	6,856	6,897
Cash and cash equivalents at end of period	$6,501	$6,856

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2024	2023	Percent Change	2024	2023	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,198	$2,198	—	$8,689	$8,916	(3)
U.S. Overnight Envelope	472	503	(6)	1,854	1,980	(6)
Total U.S. Overnight	2,670	2,701	(1)	10,543	10,896	(3)
U.S. Deferred	1,216	1,242	(2)	4,928	5,128	(4)
Total U.S. Package Revenue	3,886	3,943	(1)	15,471	16,024	(3)
International Priority	2,420	2,653	(9)	9,455	10,939	(14)
International Economy	1,150	795	45	4,273	2,911	47
Total International Export Package	3,570	3,448	4	13,728	13,850	(1)
International Domestic[1]	1,052	1,030	2	4,178	4,043	3
Total Package Revenue	8,508	8,421	1	33,377	33,917	(2)
Freight Revenue:
U.S.	604	607	—	2,418	2,906	(17)
International Priority	563	674	(16)	2,205	3,060	(28)
International Economy	441	387	14	1,677	1,510	11
International Airfreight	34	39	(13)	126	166	(24)
Total Freight Revenue	1,642	1,707	(4)	6,426	7,642	(16)
Other Revenue	267	279	(4)	1,054	1,184	(11)
Total Express Revenue	$10,417	$10,407	—	$40,857	$42,743	(4)
Operating Expenses:
Salaries and employee benefits	3,952	3,896	1	15,810	15,899	(1)
Purchased transportation	1,464	1,346	9	5,755	5,629	2
Rentals and landing fees	509	559	(9)	2,071	2,310	(10)
Depreciation and amortization	555	539	3	2,172	2,105	3
Fuel	1,000	989	1	4,105	5,122	(20)
Maintenance and repairs	456	448	2	1,905	2,000	(5)
Asset impairment charges	157	70	124	157	70	124
Business optimization and realignment costs	69	19	263	143	47	204
Intercompany charges	492	476	3	1,917	1,896	1
Other	1,562	1,635	(4)	6,046	6,601	(8)
Total Operating Expenses	10,216	9,977	2	40,081	41,679	(4)
Operating Income	$201	$430	(53)	$776	$1,064	(27)
Operating Margin	1.9%	4.1%	(2.2 pts)	1.9%	2.5%	(0.6 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2024

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2024	2023	Percent Change	2024	2023	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,188	1,214	(2)	1,220	1,259	(3)
U.S. Overnight Envelope	417	462	(10)	429	465	(8)
Total U.S. Overnight Package	1,605	1,676	(4)	1,649	1,724	(4)
U.S. Deferred	978	1,002	(2)	1,014	1,063	(5)
Total U.S. Domestic Package	2,583	2,678	(4)	2,663	2,787	(4)
International Priority	674	695	(3)	668	708	(6)
International Economy	381	285	34	362	278	30
Total International Export Package	1,055	980	8	1,030	986	4
International Domestic[1]	1,724	1,764	(2)	1,770	1,805	(2)
Total Average Daily Packages	5,362	5,422	(1)	5,463	5,578	(2)
Yield (Revenue Per Package):
U.S. Overnight Box	$28.46	$27.85	2	$27.82	$27.77	—
U.S. Overnight Envelope	17.38	16.74	4	16.88	16.71	1
U.S. Overnight Composite	25.58	24.79	3	24.98	24.79	1
U.S. Deferred	19.14	19.08	—	18.98	18.91	—
U.S. Domestic Composite	23.14	22.65	2	22.69	22.54	1
International Priority	55.25	58.75	(6)	55.35	60.62	(9)
International Economy	46.46	42.85	8	46.09	41.12	12
Total International Export Composite	52.08	54.12	(4)	52.10	55.13	(5)
International Domestic[1]	9.39	8.99	4	9.22	8.78	5
Composite Package Yield	$24.41	$23.90	2	$23.87	$23.85	—
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	5,554	5,465	2	5,658	6,735	(16)
International Priority	4,558	4,656	(2)	4,443	5,435	(18)
International Economy	10,028	10,162	(1)	9,909	10,591	(6)
International Airfreight	810	950	(15)	754	998	(24)
Total Avg Daily Freight Pounds	20,950	21,233	(1)	20,764	23,759	(13)
Revenue Per Freight Pound:
U.S.	$1.67	$1.71	(2)	$1.67	$1.69	(1)
International Priority	1.90	2.22	(14)	1.94	2.21	(12)
International Economy	0.68	0.59	15	0.66	0.56	18
International Airfreight	0.65	0.64	2	0.65	0.65	—
Composite Freight Yield	$1.21	$1.24	(2)	$1.21	$1.26	(4)
Operating Weekdays	65	65	—	256	255	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2024	2023	Percent Change	2024	2023	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,494	$8,296	2	$34,256	$33,507	2
Operating Expenses:
Salaries and employee benefits	1,634	1,614	1	6,795	6,737	1
Purchased transportation	3,406	3,334	2	14,181	14,597	(3)
Rentals	434	431	1	1,732	1,661	4
Depreciation and amortization	283	267	6	1,119	1,020	10
Fuel	7	8	(13)	32	36	(11)
Maintenance and repairs	183	162	13	695	634	10
Business optimization costs	33	—		108	—
Intercompany charges	509	495	3	1,992	1,961	2
Other	901	981	(8)	3,553	3,721	(5)
Total Operating Expenses	7,390	7,292	1	30,207	30,367	(1)
Operating Income	$1,104	$1,004	10	$4,049	$3,140	29
Operating Margin	13.0%	12.1%	0.9 pts	11.8%	9.4%	2.4 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	65	65	—	256	257	—
Home Delivery and Economy Operating Days	91	91	—	360	359	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,447	4,329	3	4,483	4,361	3
Home Delivery	3,698	3,743	(1)	3,941	4,021	(2)
Economy	762	726	5	810	781	4
Total Average Daily Package Volume	8,907	8,798	1	9,234	9,163	1
Yield (Revenue Per Package)	$12.09	$11.97	1	$11.86	$11.70	1

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2024	2023	Percent Change	2024	2023	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,306	$2,269	2	$9,082	$9,632	(6)
Operating Expenses:
Salaries and employee benefits	951	958	(1)	3,880	4,002	(3)
Purchased transportation	148	151	(2)	618	731	(15)
Rentals	70	68	3	275	266	3
Depreciation and amortization	107	104	3	402	387	4
Fuel	134	147	(9)	570	748	(24)
Maintenance and repairs	82	74	11	328	318	3
Intercompany charges	134	133	1	528	526	—
Other	174	186	(6)	667	729	(9)
Total Operating Expenses	1,800	1,821	(1)	7,268	7,707	(6)
Operating Income	$506	$448	13	$1,814	$1,925	(6)
Operating Margin	21.9%	19.7%	2.2 pts	20.0%	20.0%	(0 pts)

OPERATING STATISTICS
Operating Weekdays	65	65	—	254	253	—
Average Daily Shipments (000s):
Priority	63.6	65.5	(3)	64.9	70.1	(7)
Economy	29.5	27.5	7	29.1	29.6	(2)
Total Average Daily Shipments	93.1	93.0	—	94.0	99.7	(6)
Weight Per Shipment (lbs):
Priority	970	1,004	(3)	977	1,027	(5)
Economy	871	873	—	878	912	(4)
Composite Weight Per Shipment	939	966	(3)	946	993	(5)
Revenue/Shipment:
Priority	$364.11	$357.44	2	$361.38	$363.85	(1)
Economy	406.73	411.62	(1)	411.25	417.50	(1)
Composite Revenue/Shipment	$377.63	$373.43	1	$376.81	$379.76	(1)
Revenue/CWT:
Priority	$37.52	$35.60	5	$36.98	$35.44	4
Economy	46.70	47.13	(1)	46.86	45.78	2
Composite Revenue/CWT	$40.22	$38.68	4	$39.82	$38.26	4